Exhibit 99.1

Noodles & Company Announces Fourth Quarter and Fiscal Year 2017 Financial Results

BROOMFIELD, Colo., March 14, 2018 (GLOBE NEWSWIRE) - Noodles & Company (Nasdaq: NDLS) today announced financial results for the fourth quarter and fiscal year ended January 2, 2018.
Key highlights for the fourth quarter of 2017 compared to the same quarter of 2016 include:

•	Total revenue decreased 12.8% to $112.8 million from $129.4 million, due primarily to the closure of 55 restaurants during the first quarter of 2017 and an additional operating week in 2016.

•	Net loss was $0.5 million, or $0.01 loss per diluted share, compared to net loss of $45.4 million, or $1.63 loss per diluted share.(1)

•	Adjusted EBITDA(3) increased 26.4% to $8.6 million from $6.8 million.

•	Restaurant contribution margin(3) increased 320 basis points to 15.1%.

•	Adjusted net income(3) was $0.3 million, or $0.01 income per diluted share, compared to adjusted net loss of $1.1 million, or $0.04 loss per diluted share.

•	Comparable restaurant sales decreased 0.9% system-wide, decreased 0.9% for company-owned restaurants and decreased 0.9% for franchise restaurants.

•	One new company-owned restaurant opened in the fourth quarter of 2017.

Key highlights for fiscal year 2017 compared to fiscal year 2016 include:

•	Total revenue decreased 6.4% to $456.5 million from $487.5 million, due primarily to the closure of 55 restaurants during the first quarter of 2017 and an additional operating week in 2016.

•
Net loss was $37.5 million and net loss attributable to common stockholders (after giving effect to the accretion of the preferred stock to its redemption value) was $45.4 million or $1.20 loss per diluted share, compared to net loss of $71.7 million, or $2.58 loss per diluted share.(2)

•	Adjusted EBITDA(3) increased 18.1% to $30.6 million from $25.9 million.

•	Restaurant contribution margin(3) increased 140 basis points to 14.2%.

•	Adjusted net loss(3) was $0.9 million, or $0.02 loss per diluted share, compared to adjusted net loss of $4.8 million, or $0.17 loss per diluted share.

•	Comparable restaurant sales decreased 2.4% system-wide, decreased 2.7% for company-owned restaurants and decreased 0.5% for franchise restaurants.

•	Fifteen new restaurants opened system-wide in fiscal year 2017, including 12 company-owned and three franchise restaurants.
______________________

(1)
In the fourth quarter of 2017, the Company recorded a $0.6 million impairment charge related to three restaurants and incurred $0.9 million related to ongoing costs of restaurants previously closed. In the fourth quarter of 2016, the Company recorded a $30.7 million impairment charge related to 42 restaurants and incurred $0.5 million of ongoing costs related to the restaurants closed in the fourth quarter of 2015. In fourth quarter of 2016, the Company also recognized $10.6 million charge for estimated losses associated with claims and anticipated claims by payment card companies from the data security incident the Company experienced in 2016.

(2)
In 2017, the Company recorded a $15.2 million impairment charge related to 34 restaurants resulting from the Company’s assessment of their expected future cash flows. The Company also incurred $20.1 million of charges related to the 55 restaurants closed in the first quarter of 2017, as well as ongoing closure costs of the restaurants closed in the fourth quarter of 2015. In 2016, the Company recorded a $41.2 million impairment charge related to 54 restaurants and incurred $2.2 million of on-going costs related to the restaurants that closed in the fourth quarter of 2015. Additionally, in 2016 the Company recognized a $10.6 million charge for estimated losses associated with claims and anticipated claims by payment card companies from the data security incident the Company experienced in 2016.

(3)
Adjusted EBITDA, restaurant contribution, restaurant contribution margin and adjusted net income (loss) are non-GAAP measures. Reconciliation of GAAP net income (loss) to adjusted net income (loss) and adjusted EBITDA and GAAP operating income (loss) to restaurant contribution are included in the accompanying financial data. See “Non-GAAP Financial Measures.”

Dave Boennighausen, Chief Executive Officer of Noodles & Company, stated, “In 2017, we took several significant steps to improve the Company’s fundamentals - returning our focus to our core operations, rationalizing our portfolio base and solidifying our leadership team. We began to see the positive impact of these actions in the fourth quarter, resulting in improved comparable restaurant sales performance relative to prior quarters, a 26.4% increase in our adjusted EBITDA and a 320 basis point improvement in our restaurant contribution margin. These improved results give us confidence that we are gaining traction as we execute our strategic roadmap.”
Paul Murphy, Executive Chairman of Noodles & Company, remarked, “As we turn to 2018, I am confident that the initiatives that we are implementing will continue to drive improved financial results. Our focus on executing an outstanding dining experience, capitalizing on our off-premise strengths and innovating around our menu provide exciting opportunities for Noodles & Company. We continue to believe that the brand has the ability to exceed the expectations of today’s consumers, and the work already done in 2017 and in process this year will position us to win in this competitive environment.”
Fourth Quarter 2017 Financial Results
Total revenue decreased $16.6 million in the fourth quarter of 2017, or 12.8%, to $112.8 million, compared to $129.4 million in the fourth quarter of 2016. This decrease was due to the impact of closing 55 company-owned restaurants in the first quarter of 2017 and the impact of an additional operating week in the fourth quarter of 2016. One new company-owned restaurant opened in the fourth quarter of 2017. Comparable restaurants sales decreased 0.9% system-wide, decreased 0.9% for company-owned restaurants and decreased 0.9% for franchise restaurants.
Results of operations improved with income from operations of $0.1 million for the fourth quarter of 2017, compared to a loss from operations of $44.3 million during the fourth quarter of 2016. The Company reported a net loss of $0.5 million in the fourth quarter of 2017, compared to a net loss of $45.4 million in the fourth quarter of 2016.
Restaurant contribution margin increased to 15.1% in the fourth quarter of 2017, compared to 11.9% in the fourth quarter of 2016. The 320 basis point increase was primarily due to the closure of underperforming restaurants in the first quarter of 2017. Additionally, the implementation of labor savings initiatives and a reduction in marketing spend contributed to the improved restaurant contribution margin during the fourth quarter of 2017.
Adjusted net income was $0.3 million in the fourth quarter of 2017, compared to adjusted net loss of $1.1 million in the fourth quarter of 2016. Adjusted EBITDA increased to $8.6 million in the fourth quarter of 2017 from $6.8 million in the fourth quarter of 2016.
Fiscal Year Ended 2017 Financial Results
Fiscal year 2017 contained 52 operating weeks and fiscal year 2016 contained 53 operating weeks.
Total revenue decreased $31.0 million in 2017, or 6.4%, to $456.5 million, compared to $487.5 million in 2016. This decrease was due to the impact of closing 55 company-owned restaurants in the first quarter of 2017 and a decline in comparable company-owned restaurant sales, partially offset by additional restaurant openings since the beginning of 2016. Total revenue in the prior fiscal year was also higher by approximately $8.1 million due to the impact of an additional operating week. In 2017, 15 new restaurants opened system-wide, including 12 company-owned and three franchise restaurants. The Company had 478 restaurants at the end of 2017, comprised of 412 company-owned and 66 franchise restaurants. In 2017, comparable restaurant sales decreased 2.4% system-wide, decreased 2.7% for company-owned restaurants and decreased 0.5% for franchise restaurants.
The Company reported a net loss of $37.5 million and net loss attributable to common stockholders (after giving effect to the accretion of the preferred stock to its redemption value) was $45.4 million or $1.20 loss per diluted share in 2017, compared to a net loss of $71.7 million, or $2.58 loss per diluted share in 2016.
Restaurant contribution margin increased to 14.2% in 2017 compared to 12.8% in 2016. This 140 basis point increase was primarily due to the closure of underperforming restaurants in the first quarter of 2017. Additionally, the implementation of labor savings initiatives and a reduction in marketing spend contributed to the improved restaurant contribution in 2017.
Adjusted net loss was $0.9 million in 2017, compared to adjusted net loss of $4.8 million in 2016. Adjusted EBITDA increased to $30.6 million in 2017 from $25.9 million in 2016.
2018 Outlook
Boennighausen commented, “As we implement important initiatives in coming months, we anticipate continued improvement in our top-line trends throughout the year, resulting in modestly positive comparable sales and adjusted EBITDA growth. We believe that as momentum builds and we continue to execute on cost savings initiatives, we will be able to offset anticipated inflationary pressure and make important investments to position the brand for sustained growth in the years ahead.”

For 2018, management expects the following:

•	Approximately one to five new restaurants system-wide, including one to four company-owned restaurants;

•	Total revenue of $440 million to $450 million;

•	Modestly positive comparable restaurant sales;

•	Restaurant contribution margin of 14.5% to 15.0%;

•	Adjusted EBITDA of $31.0 million to $33.0 million;

•	Adjusted diluted EPS of ($0.01) to $0.03; and

•	Capital expenditures of approximately $10.0 million
The Company believes that a quantitative reconciliation of the Company’s non-GAAP financial measures guidance to the most comparable financial measures calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of these non-GAAP financial measures would require the Company to predict the timing and likelihood of outcomes that determine future impairments and the tax benefit thereof. None of these measures, nor their probable significance, can be reliably quantified. These non-GAAP financial measures have limitations as analytical financial measures, as discussed below in the section entitled “Non-GAAP Financial Measures.” In addition, the guidance with respect to non-GAAP financial measures is a forward-looking statement, which by its nature involves risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statement, as discussed below in the section entitled “Forward-Looking Statements.”
Key Definitions
Comparable Restaurant Sales — represent year-over-year sales comparisons for the comparable restaurant base open for at least 18 full periods.
Restaurant Contribution and Restaurant Contribution Margin — restaurant contribution represents restaurant revenue less restaurant operating costs, which are costs of sales, labor, occupancy and other restaurant operating items. Restaurant contribution margin represents restaurant contribution as a percentage of restaurant revenue. Restaurant contribution and restaurant contribution margin are presented because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance. Management also uses restaurant contribution and restaurant contribution margin as metrics to evaluate the profitability of incremental sales at our restaurants, restaurant performance across periods and restaurant financial performance compared to competitors. See “Non-GAAP Financial Measures” below.
Adjusted EBITDA — represents net income (loss) before interest expense, provision (benefit) for income taxes, depreciation and amortization, restaurant impairments, closure costs and asset disposals, data breach liabilities, certain litigation settlements, severance costs and stock-based compensation. Adjusted EBITDA is presented because: (i) management believes it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and restaurant impairments, asset disposals and closure costs, and (ii) management uses it internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare performance to that of competitors. See “Non-GAAP Financial Measures” below.
Adjusted Net Income (Loss) — represents net income (loss) plus various adjustments and the tax effects of such adjustments. Adjusted net income (loss) is presented because management believes it helps convey supplemental information to investors regarding the Company’s performance, excluding the impact of special items that affect the comparability of results in past quarters and expected results in future quarters. See “Non-GAAP Financial Measures” below.
Conference Call
Noodles & Company will host a conference call to discuss its fourth quarter and fiscal year 2017 financial results on Wednesday, March 14, 2018 at 4:30 PM Eastern Time. The conference call can be accessed live over the phone by dialing (877) 303-1298 or for international callers by dialing (253) 237-1032. A replay will be available after the call and can be accessed by dialing (855) 859-2056 or for international callers by dialing (404) 537-3406; the passcode is 5889526. The replay will be available until Wednesday, March 21, 2018. The conference call will also be webcast live from the Company’s corporate website at investor.noodles.com, under the “Events & Presentations” page. An archive of the webcast will be available at this location shortly after the call has concluded until Wednesday, March 21, 2018.

Non-GAAP Financial Measures
To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company uses the following non-GAAP financial measures: adjusted EBITDA, adjusted net income (loss), adjusted earnings (loss) per share, restaurant contribution and restaurant contribution margin (collectively, the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or to be superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. Adjusted net income (loss) is presented because management believes it helps convey supplemental information to investors regarding the Company’s operating performance excluding the impact of restaurant impairment and closure costs, dead deal or registration statement costs, severance costs and stock-based compensation expense and the tax effect of such adjustments. However, the Company recognizes that non-GAAP financial measures have limitations as analytical financial measures. The Company compensates for these limitations by relying primarily on its GAAP results and using non-GAAP metrics only supplementally. There are numerous of these limitations, including that: adjusted EBITDA does not reflect the Company’s capital expenditures or future requirements for capital expenditures; adjusted EBITDA does not reflect interest expense or the cash requirements necessary to service interest or principal payments, associated with our indebtedness; adjusted EBITDA does not reflect depreciation and amortization, which are non-cash charges, although the assets being depreciated and amortized will likely have to be replaced in the future, and do not reflect cash requirements for such replacements; adjusted EBITDA does not reflect the cost of stock-based compensation; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted net income (loss) does not reflect cash expenditures, or future requirements, for lease termination payments and certain other expenses associated with reduced new restaurant development; and restaurant contribution and restaurant contribution margin are not reflective of the underlying performance of our business because corporate-level expenses are excluded from these measures. When analyzing the Company’s operating performance, investors should not consider non-GAAP financial metrics in isolation or as substitutes for net income (loss) or cash flow from operations, or other statement of operations or cash flow statement data prepared in accordance with GAAP. The non-GAAP financial measures used by the Company in this press release may be different from the measures used by other companies.
For more information on the non-GAAP financial measures, please see the “Reconciliation of Non-GAAP Measurements to GAAP Results” tables in this press release. These accompanying tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.
About Noodles & Company
Noodles & Company is a fast-casual restaurant chain where globally inspired dishes come together to create a World Kitchen. Recognized by Parents Magazine as a Top Family Friendly Restaurant and Health Magazine as one of America’s Healthiest Fast Food Restaurants, Noodles & Company is a restaurant where Japanese Pan Noodles rest comfortably next to Penne Rosa and Wisconsin Mac & Cheese, but where world flavors don’t end at just noodles. Inspired by some of the world’s most celebrated flavor combinations, Noodles & Company’s menu offers soups, salads and shareables, too. Everything is made fresh to order, just as you like it, using quality ingredients. Dishes are delivered to the table allowing guests time to sit and relax or grab a quick bite.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties such as the number of restaurants we intend to open, projected capital expenditures and estimates of our effective tax rates. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on currently available operating, financial and competitive information. Examples of forward-looking statements include all matters that are not historical facts, such as statements regarding estimated costs associated with our closure of underperforming restaurants, the implementation and results of strategic initiatives and our future financial performance. Our actual results may differ materially from those anticipated in these forward-looking statements due to reasons including, but not limited to, our ability to achieve and maintain increases in comparable restaurant sales and to successfully execute our business strategy, including new restaurant initiatives and operational strategies to improve the performance of our restaurant portfolio; our ability to maintain compliance with debt covenants and continue to access financing necessary to execute our business strategy; costs associated with our data security incident, including losses associated with settling payment card networks’ expected claims; the success of our marketing efforts; our ability to open new restaurants on schedule; current economic conditions; price and availability of commodities; our ability to adequately staff our restaurants; changes in labor costs; consumer confidence and spending patterns; consumer reaction to industry related public health issues and perceptions of food safety; seasonal factors; and weather. For additional information on these and other factors that could affect the Company’s forward-looking statements, see the Company’s risk factors, as they may be amended from time to time, set forth in its filings with the SEC, included in our most recently filed Annual Report on Form 10-K, and, from time to time, in our subsequently filed Quarterly Reports on Form 10-Q. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as may be required by applicable law or regulation.

Noodles & Company
Consolidated Statements of Operations
(in thousands, except share and per share data, unaudited)

	Fiscal Quarter Ended		Fiscal Year Ended
	January 2, 2018	January 3, 2017	January 2, 2018	January 3, 2017
Revenue:
Restaurant revenue	$111,424	$128,033	$451,599	$482,544
Franchise royalties and fees	1,350	1,367	4,893	4,930
Total revenue	112,774	129,400	456,492	487,474
Costs and expenses:
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Cost of sales	29,833	35,165	121,473	130,630
Labor	37,240	43,496	150,161	161,219
Occupancy	12,537	15,118	51,877	55,912
Other restaurant operating costs	14,939	19,053	64,091	73,011
General and administrative	9,880	20,526	39,746	55,654
Depreciation and amortization	5,884	7,151	24,613	28,134
Pre-opening	75	442	935	3,131
Restaurant impairments, closure costs and asset disposals	2,299	32,764	37,446	47,311
Total costs and expenses	112,687	173,715	490,342	555,002
Income (loss) from operations	87	(44,315)	(33,850)	(67,528)
Interest expense, net	1,011	952	3,839	2,916
Loss before income taxes	(924)	(45,267)	(37,689)	(70,444)
(Benefit) provision for income taxes	(437)	109	(207)	1,233
Net loss	$(487)	$(45,376)	$(37,482)	$(71,677)
Accretion of preferred stock to redemption value	—	—	(7,967)	—
Net loss attributable to common stockholders	$(487)	$(45,376)	$(45,449)	$(71,677)
Loss per Class A and Class B common stock, combined
Basic	$(0.01)	$(1.63)	$(1.20)	$(2.58)
Diluted	$(0.01)	$(1.63)	$(1.20)	$(2.58)
Weighted average Class A and Class B common stock outstanding, combined
Basic	41,119,841	27,803,388	37,759,497	27,808,708
Diluted	41,119,841	27,803,388	37,759,497	27,808,708

Noodles & Company
Consolidated Statements of Operations as a Percentage of Revenue
(unaudited)

	Fiscal Quarter Ended		Fiscal Year Ended
	January 2, 2018	January 3, 2017	January 2, 2018	January 3, 2017
Revenue:
Restaurant revenue	98.8%	98.9%	98.9%	99.0%
Franchise royalties and fees	1.2%	1.1%	1.1%	1.0%
Total revenue	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Restaurant operating costs (exclusive of depreciation and amortization shown separately below): (1)
Cost of sales	26.8%	27.5%	26.9%	27.1%
Labor	33.4%	34.0%	33.3%	33.4%
Occupancy	11.3%	11.8%	11.5%	11.6%
Other restaurant operating costs	13.4%	14.9%	14.2%	15.1%
General and administrative	8.8%	15.9%	8.7%	11.4%
Depreciation and amortization	5.2%	5.5%	5.4%	5.8%
Pre-opening	0.1%	0.3%	0.2%	0.6%
Restaurant impairments, closure costs and asset disposals	2.0%	25.3%	8.2%	9.7%
Total costs and expenses	99.9%	134.2%	107.4%	113.9%
Income (loss) from operations	0.1%	(34.2)%	(7.4)%	(13.9)%
Interest expense, net	0.9%	0.7%	0.8%	0.6%
Loss before income taxes	(0.8)%	(35.0)%	(8.3)%	(14.5)%
(Benefit) provision for income taxes	(0.4)%	0.1%	(0.1)%	0.2%
Net loss	(0.4)%	(35.1)%	(8.2)%	(14.7)%
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(1)	As a percentage of restaurant revenue.

Noodles & Company
Consolidated Selected Balance Sheet Data and Selected Operating Data
(in thousands, except restaurant activity, unaudited)

	As of
	January 2, 2018	January 3, 2017
Balance Sheet Data
Total current assets	$22,058	$25,788
Total assets	185,233	209,461
Total current liabilities	43,869	49,033
Total long-term debt	57,624	84,676
Total liabilities	149,372	183,643
Total stockholders’ equity	35,861	25,818

	Fiscal Quarter Ended
	January 2, 2018	October 3, 2017	July 4, 2017	April 4, 2017	January 3, 2017
Selected Operating Data
Restaurant Activity:
Company-owned restaurants at end of period	412	413	413	409	457
Franchise restaurants at end of period	66	66	73	73	75
Revenue Data:
Company-owned average unit volumes	$1,072	$1,066	$1,065	$1,067	$1,075
Franchise average unit volumes	$1,066	$1,062	$1,061	$1,065	$1,066
Company-owned comparable restaurant sales	(0.9)%	(3.8)%	(3.9)%	(2.5)%	(1.8)%
Franchise comparable restaurant sales	(0.9)%	(1.6)%	(0.4)%	1.1%	2.0%
System-wide comparable restaurant sales	(0.9)%	(3.5)%	(3.4)%	(2.0)%	(1.3)%

Reconciliations of Non-GAAP Measurements to GAAP Results

Noodles & Company
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
(in thousands, unaudited)

	Fiscal Quarter Ended		Fiscal Year Ended
	January 2, 2018	January 3, 2017	January 2, 2018	January 3, 2017
Net loss	$(487)	$(45,376)	$(37,482)	$(71,677)
Depreciation and amortization	5,884	7,151	24,613	28,134
Interest expense, net	1,011	952	3,839	2,916
(Benefit) provision for income taxes	(437)	109	(207)	1,233
EBITDA	$5,971	$(37,164)	$(9,237)	$(39,394)
Restaurant impairments, closure costs and asset disposals	2,299	32,764	37,446	47,311
Data breach liabilities	20	10,622	20	10,622
Litigation settlement	—	—	(421)	3,000
Fees and costs related to the registration statement and related transactions	—	—	679	—
Severance costs	1	294	581	2,034
Stock-based compensation expense	320	298	1,513	2,319
Adjusted EBITDA	$8,611	$6,814	$30,581	$25,892
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EBITDA and adjusted EBITDA are supplemental measures of operating performance that do not represent and should not be considered as alternatives to net income (loss) or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. These measures are presented because we believe that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for evaluating our ongoing results of operations.
EBITDA is calculated as net income (loss) before interest expense, provision (benefit) for income taxes and depreciation and amortization. Adjusted EBITDA further adjusts EBITDA to reflect the eliminations shown in the table above.
EBITDA and adjusted EBITDA are presented because: (i) we believe they are useful measures for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and restaurant impairments, closure costs and asset disposals and (ii) we use adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.

Noodles & Company
Reconciliation of Net Loss to Adjusted Net Income (Loss)
(in thousands, except share and per share data, unaudited)

	Fiscal Quarter Ended		Fiscal Year Ended
	January 2, 2018	January 3, 2017	January 2, 2018	January 3, 2017
Net loss	$(487)	$(45,376)	$(37,482)	$(71,677)
Restaurant impairment and closure costs (a)	1,437	31,516	35,225	43,556
Data breach liabilities (b)	20	10,622	20	10,622
Lease termination payments and certain other expenses associated with reduced new restaurant development (c)	—	985	—	2,755
Severance costs, including related stock-based compensation expense (d)	1	294	581	2,761
Litigation settlement (e)	—	—	(421)	3,000
Fees and costs related to the registration statement and related transactions(f)	—	—	679	—
Tax effect of adjustments (g)	(642)	836	472	4,223
Adjusted net income (loss)	$329	$(1,123)	$(926)	$(4,760)

Loss per share of Class A and Class B common stock, combined:
Basic	$(0.01)	$(1.63)	$(1.20)	$(2.58)
Diluted	$(0.01)	$(1.63)	$(1.20)	$(2.58)
Adjusted earnings (loss) per Class A and Class B common stock, combined (h)
Basic	$0.01	$(0.04)	$(0.02)	$(0.17)
Diluted	$0.01	$(0.04)	$(0.02)	$(0.17)
Weighted average Class A and Class B common stock outstanding, combined (h)
Basic	41,119,841	27,803,388	37,759,497	27,808,708
Diluted	41,419,564	27,803,388	37,759,497	27,808,708
_____________________________
Adjusted net income (loss) is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted net income (loss) as net income (loss) plus the impact of adjustments and the tax effects of such adjustments. Adjusted net income (loss) is presented because management believes it helps convey supplemental information to investors regarding our performance, excluding the impact of special items that affect the comparability of results in past quarters to expected results in future quarters. Adjusted net income (loss) as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted net income (loss) should not be construed as an inference that our future results will be unaffected by excluded or unusual items. Our management uses this non-GAAP financial measure to analyze changes in our underlying business from quarter to quarter based on comparable financial results.

(a)
Reflects the adjustment to eliminate the impact of closure costs and impairing restaurants in 2017 and 2016. The fourth quarter of 2017 includes the impairment of three restaurants, compared to 42 restaurants in the fourth quarter of 2016. Fiscal year 2017 includes the impairment of 34 restaurants, compared to 54 restaurants in fiscal 2016. The closure costs recognized in 2017 related to the 55 restaurants closed during the first quarter of 2017, as well as ongoing costs of restaurants closed in the fourth quarter of 2015. The closure costs recognized in 2016 are related to the ongoing costs of restaurants closed in the fourth quarter of 2015. These expenses are included in the “Restaurant impairments, closure costs and asset disposals” line in the Consolidated Statements of Operations.

(b)
Reflects the adjustment to eliminate the charge booked in 2016 related to estimated losses associated with claims and anticipated claims by payment card companies for non-ordinary course operating expenses, card issuer losses and card replacement costs for which the Company expects to be liable.

(c)	Reflects the adjustment to eliminate the lease termination payments and certain other costs associated with our decision in 2016 to reduce new restaurant development.

(d)
Reflects the adjustment to eliminate the severance costs from the departure of our former Chief Operations Officer and department structural changes during the first three quarters of 2017, and reflects the adjustment to eliminate the severance costs charged to general and administrative expense in 2016, including the stock-based compensation expense related to a stock option modification.

(e)
Reflects the adjustment to eliminate the charge booked in 2016 related to the initial settlement of an employment-related claim and the adjustment to eliminate the corresponding gain recognized in 2017 due to such final settlement being less than what the Company had previously accrued.

(f)	Reflects the adjustment to eliminate the expenses related to the registration statement the Company filed in the first quarter of 2017, which registration statement was later withdrawn.

(g)	Reflects the adjustment to normalize the impact of the valuation allowance that affects our annual effective tax rate and the tax impact of the other adjustments discussed in (a) through (f) above.

(h)	Adjusted per share amounts are calculated by dividing adjusted net income (loss) by the basic and diluted weighted average shares outstanding.

Noodles & Company
Reconciliation of Operating Income (Loss) to Restaurant Contribution
(in thousands, unaudited)

	Fiscal Quarter Ended		Fiscal Year Ended
	January 2, 2018	January 3, 2017	January 2, 2018	January 3, 2017
Income (loss) from operations	$87	$(44,315)	$(33,850)	$(67,528)
Less: Franchising royalties and fees	1,350	1,367	4,893	4,930
Plus: General and administrative	9,880	20,526	39,746	55,654
Depreciation and amortization	5,884	7,151	24,613	28,134
Pre-opening	75	442	935	3,131
Restaurant impairments, closure costs and asset disposals	2,299	32,764	37,446	47,311
Restaurant contribution	$16,875	$15,201	$63,997	$61,772

as a percentage of restaurant revenue	15.1%	11.9%	14.2%	12.8%
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Restaurant contribution represents restaurant revenue less restaurant operating costs, which are the cost of sales, labor, occupancy and other operating items. Restaurant contribution margin represents restaurant contribution as a percentage of restaurant revenue. Restaurant contribution and restaurant contribution margin are non-GAAP measures that are neither required by, nor presented in accordance with GAAP, and the calculations thereof may not be comparable to similar measures reported by other companies. These measures are supplemental measures of the operating performance of our restaurants and are not reflective of the underlying performance of our business because corporate-level expenses are excluded from these measures.

Restaurant contribution and restaurant contribution margin have limitations as analytical tools, and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Management does not consider these measures in isolation or as an alternative to financial measures determined in accordance with GAAP. However, management believes that restaurant contribution and restaurant contribution margin are important tools for investors and other interested parties because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance. Management also uses these measures as metrics to evaluate the profitability of incremental sales at our restaurants, restaurant performance across periods and restaurant financial performance compared to competitors.